EXHIBIT 99.1

Helen of Troy Limited Implements Succession Plan and Appoints Julien R. Mininberg Chief
Executive Officer Effective March 1, 2014

Chairman, CEO & President Gerald J. Rubin To Step Down Effective Immediately To Serve as

CEO of River Oaks Properties Ltd.; CFO Thomas J. Benson To Serve As Interim CEO;

Independent Director Timothy F. Meeker Named Chairman

El Paso, Texas, January 15, 2014 — Helen of Troy Limited (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name houseware, healthcare/home environment and personal care consumer products, today announced that its Board of Directors has appointed Julien R. Mininberg, 49, Chief Executive Officer, effective March 1, 2014, the beginning of the Company’s new fiscal year.  Mr. Mininberg, who currently serves as Chief Executive Officer and President of Helen of Troy’s Healthcare/Home Environment segment (Kaz and PUR®), will succeed Gerald J. Rubin, 70, who is stepping down as Chief Executive Officer and President of the Company and resigning from the Board of Directors, effective immediately, to serve as Chief Executive Officer of River Oaks Properties Ltd., one of El Paso’s leading commercial real estate firms.  Thomas J. Benson, Senior Vice President and Chief Financial Officer, will serve as Interim Chief Executive Officer until Mr. Mininberg assumes the CEO role.

The Board also announced that it has decided to separate the roles of Chairman and Chief Executive Officer.  Effective immediately, the Board has appointed Timothy F. Meeker, an independent director, to succeed Mr. Rubin as Chairman of the Board.  The Board intends to nominate Mr. Mininberg as a director to stand for election at the Company’s 2014 annual meeting.

Gary B. Abromovitz, Deputy Chairman and Lead Independent Director of Helen of Troy, said, “The Board of Directors has been actively engaged in ongoing succession planning and management development, and this leadership change is designed to ensure a smooth transition and position the Company for the future.  For the past several years, Julien has successfully led Helen of Troy’s largest business segment and brings extensive marketing and management experience from his more than fifteen years at Procter & Gamble.  With a strong track record of building market-leading multinational brands and organizations, operational expertise, and excellent management skills, we firmly believe that Julien is the ideal person to lead the Company going forward.”

Timothy F. Meeker said, “Tom Benson has been with Helen of Troy for ten years and has an excellent knowledge of all aspects of the Company.  As a result, he is the perfect person to serve as interim CEO as we make this transition.”

Mr. Abromovitz added, “On behalf of the Board, I want to thank Jerry for his exceptional leadership and dedication over the past four decades.  Jerry has built this Company from the ground up — from a family business to a multinational organization with a diverse portfolio of businesses and revenues of nearly $1.3 billion in fiscal year 2013.”

Mr. Rubin said, “I am proud of the business we have created and honored to have led such a talented team of nearly 1,500 employees around the world.   Together we have created a well-respected, world class global consumer products company, with a market capitalization of nearly $1.7 billion, with strong momentum for continued success in serving our consumers and retail partners.  I am confident that I am leaving the Company I co-founded in 1968 in a strong position to continue to grow and prosper.  Julien is a talented leader with demonstrated success in building global businesses as well as fostering a winning culture.  I wish Julien all the best as he leads Helen of Troy, and continues the great legacy of our Company.”

Mr. Mininberg said, “I am delighted and honored for the opportunity to lead Helen of Troy.  The Company has a strong presence in its core markets and a talented organization.  Each division has a portfolio of businesses and brands that deliver results through a deep understanding of their unique markets and can be leveraged as a platform for future growth as we look to deliver value to our shareholders.  I am confident we have a bright future.”

The Board’s Compensation Committee, with the assistance of an independent compensation consultant, has designed a compensation package for Mr. Mininberg that it believes is closely aligned with the interests of shareholders.  In connection with the Company’s 2013 annual meeting, the Compensation Committee engaged in discussions with shareholders to gain input into its compensation plans and intends to engage with shareholders regarding executive compensation going forward.

As a result of the CEO change, the Company expects to record a charge of approximately $16.3 million (after giving effect to taxes), or $0.50 per fully diluted share, in the fourth quarter of fiscal year 2014 ending February 28, 2014, which reflects payments required under Mr. Rubin’s employment agreement.  The Company expects to realize net savings in CEO compensation in fiscal year 2015 of approximately $30.0 million (after giving effect to taxes), or $0.92 per fully diluted share, which is net of the new CEO’s target compensation expense.

Julien Mininberg has been with Kaz since 2006, becoming President in 2007 and CEO in 2010. Under his leadership, Kaz has made successful acquisitions, such as PUR® water filters, and secured new licenses for world-class brands such as Febreze®.  Before joining Kaz, Mr. Mininberg spent 15 years at Procter & Gamble, where he spent four years in general management and 11 in marketing. His P&G career was split evenly between the United States and Latin America: in the U.S., he focused on marketing as Brand Manager in P&G’s Healthcare division; in Latin America, he was Marketing Director for the company’s cleaning products division and later managed all of P&G’s business in Central America. Mr. Mininberg earned his Bachelor’s degree and MBA from Yale University.

About Helen of Troy Limited:

Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot® and OXO Steel®;  Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®; and Personal  Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®,  Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie® and Gold ‘N Hot®.  The Honeywell® trademark is used under license from Honeywell International Inc.  The Vicks®, Braun®, Febreze® and Vidal Sassoon® trademarks are used under license from The Procter & Gamble Company.  The Revlon® trademark is used under license from Revlon Consumer Products Corporation.  The Bed Head® trademark is used under license from Unilever PLC. The Dr. Scholl’s® trademark is used under license from MSD Consumer Care, Inc.

For in-depth information about Helen of Troy, please visit www.hotus.com.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2013 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s geographic concentration of certain U.S. distribution facilities, which increases our exposure to significant shipping disruptions and added shipping and storage costs, difficulties encountered during the transition to the Company’s new distribution facility could interrupt the Company’s logistical systems and cause shipping disruptions, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue, net income and earnings per share could vary in a material amount from such projections, expectations regarding acquisitions and the integration of acquired businesses, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S., European and other international credit markets, exchange rate risks, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

Company Contact:

Helen of Troy Limited

John Boomer

Senior Vice President

(915) 225-8050

Investor Contacts:

ICR, Inc.

Allison Malkin / Anne Rakunas

(203) 682-8200 / (310) 954-1113

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